Pittsburgh Indoor Food (Infood)



Presentation 10/19/2023:
Mayor Ed Gainey and City Council
Pittsburgh, PA

“There are only nine meals between mankind and anarchy.”

- Vladimir Lenin

Recommendation

To the Honorable Mayor Gainey and Members of the City Council



Protecting the City's food supply from natural disasters and economic disruptions by creating a community-based non-profit organization to implement an integrated local food production and distribution system.

To design and offer economic incentives for non-profits, agricultural producers, and small businesses to partner with the City.

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Current Situation



- After three years of droughts, many farmers are concerned about lingering flood waters,
- Food supply chain wastes a significant % of food and creates CO_2 emissions and greenhouse gases,
- Proving the importance of creating a program that will support food resiliency and local farm workers across the United States.

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Achieving Food Resiliency

Local Production

Develop local food production sources

Connect

Connect these sources to each other and local community hubs

Power

Power local food production sources using renewable energy with battery backup storage

Community Resilience



What is community resilience?

Ability of a community to withstand and recover from disruptions

<u>Threats to the Community:</u>

- Governments faced with existential threats to populations and infrastructure
- Rapid advancement of climate change
- Extreme weather events
- Disaster preparedness
- Soaring Food Prices

Need a systems – level approach to address possible points of failure in urban food supply chain.

Food Resilience



What is food resilience?

The ways in which a community can ensure its members have access to health and nutritious food, even during times of crisis

- Infood Action Plan should set a target of majority of food consumed to be form local food production,
- A local food system empowers Pittsburgh to achieve a key Climate Action Plan goal producing local food for consumption,
- Allocation of $ toward agricultural resilience measures,
- Strategic Growth Council should call for local-level resilience through Community Resilience Centers program,
- U.S. government is incorporating food resilience in disaster planning.

Food is a Fundamental Human Right



Like air and water…

Food is essential for survival and the only commodity that cannot be postponed.

- Food insecure individuals have higher rates of mental health issues:
  - Hungry children attain lower academic achievement.
- United Nations recognizes that the right to all nutritional elements is necessary to live a healthy and active life.

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Food Insecurity Data

Food insecurity is a growing crisis throughout the United States



11.5%

Millions of people nationwide

Of people in the US were food insecure in 2018 (estimate)



10.5%

14 million households

Of the US population did not have enough food to meet their needs (estimate)



20%

20-33%, specifically

Spike in food insecurity in the area from the beginning of COVID-19 Pandemic (estimate)

Threats to Food Access



Climate Change

If the land lacks the nutrients that crops need to grow, the food chain will be stopped from the beginning,

Natural Disasters

All segments of food supply chains can be affected by a natural disaster such as droughts, wildfires, and more,

Foreign Conflict

A disruption in one region can send ripple effects to the rest of the world.

Infood as a Community Food Utility

Community Layer

- Community Gardens and Backyard Gardens

- Synchronizing Local food production with food banks, restaurants, schools and grocery stores

- Supplemental Nutrition Assistance Program (SNAP

Production Layer

- Controlled Environmental Agriculture (CEA)

- Repurposing Empty Commercial Space

Energy Resilience

- Integrating renewable energy systems that remain resilient

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Infood: Organization

Infood will be a public/private partnership chartered by the City of Pittsburgh and Allegheny County

Vertical Cooperative

- Public/private entity from which benefits are distributed equitably,
- Infood would operate on all levels of vertical food system – linking producers, processors, distributors, retailers and consumers,
- System must be sustainable, all recipients and participants would be members of Infood.



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Defining Local

Synchronizing community gardens with food towers/containers and indoor farms to maximize food production and reduce 100-mile radius to something closer to be determine by Food Security Council:

Hyper Local

- food grown right in a communities' backyard
- available for purchase at a market or consumption at local restaurants.
- benefit: produce can be harvested and delivered on the same day and can remain fresh longer than produce delivered from long distances.

Local

- definition from Farm Act from 2008,
- definition= produced "so that the total distance that the product is transported is less than 400 miles from the origin or the product."

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Equity

Group buying power for SNAP participants in Pittsburgh, PA and Allegheny Country
to lower cost and eat healthier

Making food more affordable

- Food prices have gone up by 10%-20%,
- Infood Initiative sets the framework to structure group buying power for SNAP participants, to help lower the cost, support local growers and help the community eat healthier.



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Infood Governance:
Food Security Council

- Infood will begin with a skills-based governing board: Food Security Council,
- Once Infood has achieved corporate, and/or grant funding, the Food Security Council members will be compensated,
- The Food Security Council should consist of community members, grant writers, SNAP recipients, food producers, an organized labor representative:
  - Experts in resilience, logistics, renewable energy, and public health.

Food Security Council Responsibilities:

1. Form Infood as a public/private partnership
2. Apply for funding and raise external capital,
3. Seek external partnerships,
4. Develop and maintain food production and distribution processes,
5. Determine the caloric needs of residents
6. Define food shock.



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Potential Funding Sources

Funding sources include fees for administering government food assistance programs and grants from the State, the USDA, and the Department of Energy (DOE) are available.

Food Insecurity Related Grants and Programs

Federal and State Resilience Grants and Programs

Federal and State Renewable Energy Grants and Programs

Self Directed and Self Funded

Minimal Bureaucratic Toll →	Infood Security Council
Self Funded → →	External capital provided by FOMO, Grant funded (DOE & USDA), $ from City Budget.



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Infood: Conclusion

Food shortages, natural disasters, and global conflicts further threaten the availability and economic accessibility of healthy food. The increasingly intense impacts of climate change create heightened cause for concern. Therefore, to create a food safety net in the City of Pittsburgh, PA and Allegheny County, it is necessary to implement Infood.

Food Safety Net



Supplement during distress

Thank you!

Contact:

Vik Grover
vik.grover@fomoworldwide.com
212-731-4806

Tripp Williamson
tripp@verticalcropconsultants.com
(910) 385-5523

Charles Szoradi
charlie.szoradi@smarterguys.com



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